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                                                                    EXHIBIT 23.1







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-50157 of Alkermes, Inc. on Form S-3 of our report dated May 23, 1997, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP



Boston, Massachusetts
April 27, 1998